UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2017

True Nature Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1355 Peachtree Street, Suite 1150 Atlanta, Georgia
(Address of principal executive offices)

(844) 383-8689

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Company has made a decision to create a “joint-venture” (JV) subsidiary in conjunction with a newly formed not-for-profit (NFP) entity to create a distribution strategy aimed at the medically underserved rural and small town communities. The Community Health Subsidiary, True Nature Community Health, Inc., was officially formed on May 30, 2017 as a for-profit Pennsylvania benefit corporation, and was organized on a stock share basis with an aggregate number of shares authorized being 1,000 shares with a  par value of $0.01.

The Company is in the process of completing the transaction effecting the formation of the Community Health Subsidiary. The Company plans to acquire an 80% ownership stake in the Community Health Subsidiary through the purchase of 800 shares of the Community Health Subsidiary for $800. The Community Health Subsidiary is a startup and has no material assets at this time. The Community Health Subsidiary will conduct business in the rural markets by operating as a program administrator and wholesaler, leveraging all of True Nature Holding Inc.’s  organizational resources.

The Chairman of True Nature Holding Inc., Dr. Jordan Balencic, D.O. will also serve as Chief Executive Officer of True Nature Community Health, Inc.  Dr. Balencic’s executive management position at the Community Health Subsidiary will allow him to participate in the Company’s senior executive compensation plan, if he chooses to participate.

The remaining 20% ownership of the Community Health Subsidiary will be held by one, or more, not-for-profit organizations with purposes of enhancing the availability of compounded drugs and other pharmaceuticals to medically underserved rural communities and advancing social enterprise businesses that aim to address community health needs in similar areas.

Item 3.02. Unregistered Sales of Equity Securities.

On June 8, 2017, the Board authorized the issuance of 30,000 shares of restricted common stock to a newly hired non-executive consultant who is to advise the Board of Directors on various corporate matters. The Company has also agreed to compensate the consultant with respect to a future financing that he may advise on with a fee of 2.5% of the net value of that transaction, paid in cash or restricted stock at closing. The stock was priced at the closing price of the stock at that date which was $0.40.  The expense to the Company was $11,997. A copy of this executed Consulting Agreement is provided herein as Exhibit 10.1.

Item 7.01. Regulation FD Disclosure.

On May 18, 2017, the Company issued a press release announcing the roll out of a new community health initiative aimed supporting the need for lower cost pharmaceuticals in medically underserved small town and rural marketplaces, and announced its intentions to form a new for-profit Community Health Subsidiary. A copy of this press release is provided herein as Exhibit 99.1.

On June 1, 2017, the Company issued a press release discussing notes on the progress of the new Community Health Subsidiary and an update on the status of its pending acquisitions. A copy of this press release is provided herein as Exhibit 99.2.

The Company cautions you that the correspondence attached hereto as Exhibit 99.1 and Exhibit 99.2 may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, as amended. Statements in the presentation that are not purely historical are forward-looking statements including, but not limited to, the Company’s ability to execute its business plan, obtain regulatory approval for products under development, enter into partnering agreements, realize revenue and pursue growth opportunities, some of which are outside the control of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and its most recent SEC filings. Company disclaims any intention to update this presentation.

Item 8.01. Other Events.

Adoption of Code of Business Conduct and Ethics

On June 5, 2017 the Board adopted a Code of Business Conduct and Ethics (the “Code”). The Code is applicable to the Company and its affiliates’ directors, officers and employees, as well agents and other parties acting on behalf, or for the benefit, of the Company and/or its affiliates. The Code addresses such individuals’ conduct with respect to, among other things, conflicts of interests, compliance with applicable laws, rules and regulations, compliance with rules to promote full, fair, accurate, timely and understandable disclosure, use of the Company’s assets and corporate opportunities, confidentiality, fair dealing, and reporting and enforcement. This description of the Code is qualified in its entirety by reference to the Code of Business Conduct and Ethics, a copy of which is attached as Exhibit 14.1 to this Form 8-K and is incorporated herein by reference.

The Code of Business Conduct and Ethics adopted on June 5, 2017 will be available in the near future on the Company’s website at www.truenaturepharma.com

Changes in Registrant’s Contact Information

The Company has changed its corporate phone number to: (844) 383-8689.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1 14.1	Executed Consulting Agreement with Resources Unlimited. True Nature Holding, Inc. Code of Business Conduct and Ethics.
99.1 99.2	Press release issued by the Company on May 18, 2017. Press release issued by the Company on June 1, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

True Nature Holding, Inc.

Date: June 15, 2017	By:	/s/ Jordan Balencic
Jordan Balencic, Chairman

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